Exhibit 99.1

athenahealth, Inc. Announces Change in Non-GAAP Reporting Methodology

Fiscal Year 2009 Results to Reflect Revised Methodology

WATERTOWN, Mass.--(BUSINESS WIRE)--February 4, 2010--athenahealth, Inc. (NASDAQ: ATHN), a leading provider of Internet-based business services for physician practices, announced today that the Company has revised its methodology for calculating non-GAAP Adjusted Net Income. The Company’s fourth quarter and full year 2009 earnings results, scheduled for release after the close of market trading on Thursday, February 25, 2010, will reflect this revised calculation. This change in non-GAAP methodology does not reflect any change in the Company’s operational performance. The Company has adopted this revised methodology to enable a more comparable performance assessment of the Company and its peers in the health care information technology sector.

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to better assess short-term and long-term operating trends, investors may wish to consider the impact of certain non-cash, non-recurring, or other items. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management believes that such information may provide useful supplemental information to investors on the underlying performance of the Company’s business operations.

The Company has previously reported non-GAAP Adjusted Net Income, which it defined as GAAP net income before other (income) expense, unrealized gain/loss on an interest rate derivative contract, amortization of purchased intangibles, acquisition-related expenses and stock-based compensation expense. The Company defines non-GAAP Adjusted Net Income per Diluted Share as non-GAAP Adjusted Net Income divided by the weighted average diluted shares outstanding. Going forward, the Company expects to tax affect certain items added back to GAAP Net Income in the calculation of non-GAAP Adjusted Net Income under this revised reporting methodology.

In the fourth quarter of fiscal year 2008, the Company reversed its valuation allowance against U.S. deferred tax assets which resulted in a non-cash tax benefit of $16.7 million. In the first quarter of fiscal year 2009, the Company began recording a GAAP tax provision at the effective tax rate. Therefore, the Company believes it is appropriate to calculate non-GAAP Adjusted Net Income by adding back certain items net of tax. The Company currently expects that a 40% tax rate is appropriate for this adjustment. This rate is comprised of the federal statutory tax rate of 34% plus a blended state tax rate of approximately 6%.

In addition, as presented in the table below, the Company expects that in future periods it will not add back insignificant other (income) expense items in calculating non-GAAP Adjusted Net Income. In prior periods, this item principally represented rental income which the Company deems to be insignificant and thus appropriate to exclude in order to simplify the presentation.

Under the revised non-GAAP methodology described above, the Company’s fiscal year 2009 results to date are reconciled to GAAP Net Income as follows:

(unaudited, in thousands, except per-share amounts)
	Three Months Ended
	March 31,	June 30,	September 30,
	2009	2009	2009
Net income	$2,338	$3,029	$2,112

(Gain) loss on interest rate derivative contract	(192)	(308)	125
Amortization of purchased intangibles	80	80	80
Stock-based compensation expense	1,916	2,076	2,123
Sub-total of tax deductible items	1,804	1,848	2,328
Tax impact of tax deductible items (1)	(722)	(739)	(931)

Acquisition-related expenses	-	-	651

Adjusted net income	3,420	4,138	4,160

Weighted average shares - diluted	34,814	34,822	34,900

Adjusted net income per share - diluted	$0.10	$0.12	$0.12

(1) - Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%

Set forth below for fiscal year 2009 to date is a reconciliation of the Company’s previously reported* non-GAAP Adjusted Net Income as reconciled to GAAP Net Income, the most directly comparable financial measure calculated and presented in accordance with GAAP:

(unaudited, in thousands, except per-share amounts)
	Three Months Ended
	March 31,	June 30,	September 30,
	2009	2009	2009
Net income	$2,338	$3,029	$2,112
Other (income)	(36)	(79)	(96)
Acquisition-related expenses	-	-	651
(Gain) loss on interest rate derivative contract	(192)	(308)	125
Amortization of purchased intangibles*	80	80	80
Stock-based compensation expense	1,916	2,076	2,123

Adjusted net income	4,106	4,798	4,995

Weighted average shares - diluted	34,814	34,822	34,900

Adjusted net income per share - diluted	$0.12	$0.14	$0.14

*Amortization of purchased intangibles was not previously included in the reconciliations reported for the first and second quarters of 2009.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The Company’s historical financial statements prepared in accordance with GAAP are available on the Investors section of the Company’s website at http://www.athenahealth.com and on the Securities and Exchange Commission’s website at http://www.sec.gov.

About athenahealth

athenahealth, Inc. is a leading provider of Internet-based business services for physician practices. athenahealth's service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and automated and live patient communication services. For more information, please visit www.athenahealth.com or call (888) 652-8200.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations regarding the reporting of financial results and the use of non-GAAP financial measures in connection with those reports. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our history of operating losses and fluctuating operating results; our variable sales and implementation sales cycles, which may result in fluctuations in our quarterly results; risks associated with our expectations regarding our ability to maintain profitability; unanticipated changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; and the evolving and complex governmental and regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

CONTACT:
athenahealth, Inc.
Jennifer Heizer (Investors), 617-402-1322
Director, Investor Relations
investorrelations@athenahealth.com
or
John Hallock (Media), 617-402-1428
Director, Corporate Communications
media@athenahealth.com